UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2005

Andrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2005 Andrx Corporation ("Andrx") entered into an agreement to obtain certain exclusive marketing rights for both strengths of Amphastar Pharmaceuticals, Inc.'s ("Amphastar") proposed generic version of Lovenox®, Aventis Pharmaceuticals, Inc.'s ("Aventis") enoxaparin sodium injectable product. To obtain such rights, which generally extend to the U.S. retail pharmacy market, Andrx paid $4.5 million upon execution of the agreement and will make an additional $5.5 million payment to Amphastar once certain milestones relating to the product are achieved, including obtaining FDA marketing approval and a favorable resolution of the pending patent litigation between Amphastar and Aventis. In exchange, Andrx will receive up to 50% of the net profits, as defined, generated from sales of Amphastar's product in the retail pharmacy market. Under certain specified conditions, Andrx has the right to receive a refund of the amounts it paid to Amphastar. The agreement shall remain in effect for seven years, which may be extended by Andrx for an additional three years upon 12 months notice to Amphastar.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated May 4, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Corporation

May 6, 2005	By:	Angelo C. Malahias

Name: Angelo C. Malahias
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated May 4, 2005